UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 15, 2017

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 15, 2017, Desert Newco LLC (“Desert Newco”), Go Daddy Operating Company, LLC (in such capacity, the “Existing Borrower”) and GD Finance Co, Inc. (together with the Existing Borrower, the “Borrowers”), the lenders or other financial institutions or entities from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer (the “Agent”) entered into Amendment No. 5 (the “Amendment Agreement”), to the First Amended and Restated Credit Agreement, dated as of May 13, 2014, by and among Desert Newco, the Existing Borrower and the lenders or other financial institutions or entities from time to time party thereto and the Agent (the “Existing Credit Agreement”). Under the terms of the Amendment Agreement, the Existing Credit Agreement will be amended and restated (the “Amended and Restated Credit Agreement”) to provide for: (i) a $1,072.5 million seven-year term loan (the "Series B Term Loan"), (ii) a second contingent $1,425.0 million tranche (the "Acquisition Term Loan"), which is intended to provide a portion of the financing for GoDaddy Inc.’s (the “Company”) previously announced proposed acquisition of Host Europe Holdings Limited (“HEG”) and (iii) a $150.0 million five-year revolving credit facility, which will increase to $200.0 million upon the closing of our acquisition of HEG (the "Refinanced Revolving Credit Loan"). The Series B Term Loan and the Acquisition Term Loan will be fungible.
The Series B Term Loan was issued at a 0.25% discount at original issue for net proceeds of $1,069.8 million. The Series B Term Loan matures on February 15, 2024 and bears interest at a rate per annum of LIBOR plus 2.50%. The Company drew down on the Series B Term Loan and used the net proceeds to repay all amounts outstanding under the Company’s existing term loan.
The Acquisition Term Loan will be issued at a 0.25% discount at original issue for net proceeds of $1,421.4 million in connection with the closing of the Company’s proposed acquisition of HEG. The Acquisition Term Loan will mature on February 15, 2024 and will bear interest at a rate per annum of LIBOR plus 2.50%. If the closing of the acquisition has not occurred by April 3, 2017, the Acquisition Term Loan will begin to accrue interest at a rate per annum of 1.25%, and if the closing of the acquisition has not occurred by April 16, 2017, the Acquisition Term Loan will begin to accrue interest at a rate per annum of LIBOR plus 2.5%.
The Refinanced Revolving Credit Loan matures on February 15, 2022 and bears interest at a rate per annum of LIBOR plus a margin ranging from 2.0% to 2.5%, with the margin determined based on the Company’s first lien net leverage ratio.
The foregoing description of the Amendment Agreement and the Amended and Restated Credit Agreement are qualified in their entirety by reference to the full text of the Amendment Agreement and the Amended and Restated Credit Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 is incorporated here by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 5 to Credit Agreement, including as Annex A, the Second Amended and Restated Credit Agreement, dated as of February 15, 2017, by and among Desert Newco, LLC, Go Daddy Operating Company, LLC, GD Finance Co, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc., RBC Capital Markets, KKR Capital Markets LLC, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding Inc., and Citigroup Global Markets, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	February 16, 2017	/s/ Ray E. Winborne
Ray E. Winborne
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 5 to Credit Agreement, including as Annex A, the Second Amended and Restated Credit Agreement, dated as of February 15, 2017, by and among Desert Newco, LLC, Go Daddy Operating Company, LLC, GD Finance Co, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc., RBC Capital Markets, KKR Capital Markets LLC, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding Inc., and Citigroup Global Markets, Inc.